   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 1994

                                                        Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               HADSON CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              31-0679954
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


                        2777 STEMMONS FREEWAY, SUITE 700
                              DALLAS, TEXAS 75207
          (Address of principal executive offices, including zip code)

                              ____________________

                 HADSON CORPORATION 1992 EQUITY INCENTIVE PLAN
                    HADSON CORPORATION CHAIRMANSHIP FEE PLAN
                           (Full title of the plans)

                                ROBERT P. CAPPS
                        EXECUTIVE VICE PRESIDENT, CHIEF
                        FINANCIAL OFFICER AND TREASURER
                             2777 STEMMONS FREEWAY
                              DALLAS, TEXAS 75207
                    (Name and address of agent for service)

                                 (214) 640-6800
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


==============================================================================================================
         Title of                                 Proposed maximum     Proposed maximum
     securities to be          Amount to be        offering price          aggregate            Amount of
        registered             registered(1)          per share         offering price      registration fee
- --------------------------------------------------------------------------------------------------------------
 Common Stock,                    33,335(2)            $2.34              $   78,004           $    27.00(3)
 $.01 par value                   10,000(2)            $2.38              $   23,800           $     9.00(3)
                                  50,000(2)            $2.50              $  125,600           $    44.00(3)
                                 151,332(2)            $2.63              $  398,004           $   138.00(3)
                                 987,500(2)            $2.75              $2,681,250           $   925.00(3)
                                  95,274(2)            $3.45              $  328,694           $   114.00(3)
                                  22,671(2)            $4.20              $   95,219           $    33.00(3)
                               2,549,888(2)(4)         $2.3125            $5,896,616           $ 2,034.00(5)
                                  10,000(6)            $2.3125            $   23,125           $     8.00(5)
                               ---------                                                       ----------
     Total:                    3,910,000                                                       $ 3,332.00
==============================================================================================================


    (1) There is also being registered hereunder such additional undeterminable number of shares of Common Stock which may be issued from time to time as a result of stock dividends and stock splits with respect to the Common Stock.
    (2) Shares issuable pursuant to awards granted or to be granted under the 1992 Equity Incentive Plan.
    (3) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the price at which the options are exercisable.
    (4) Includes 24,000 shares being offered pursuant to the reoffer prospectus included herein.
    (5) Estimated pursuant to Rule 457(h) and (c) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average price of the Common Stock on November 28, 1994.
    (6) Shares issuable pursuant to the Chairmanship Fee Plan. Includes 1,332 shares being offered pursuant to the reoffer prospectus included herein.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information called for in Part I of Form S-8 will be provided to participants in the Hadson Corporation 1992 Equity Incentive Plan, as amended and restated as of March 9, 1994 (the "Equity Incentive Plan"), adopted by Hadson Corporation, a Delaware corporation (the "Company"), or the Hadson Corporation Chairmanship Fee Plan (the "Chairmanship Fee Plan"), as applicable. Such information is not being filed with or included in this registration statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission, and the information included therein, are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.

         (3) Amendment No. 1 to the Company's Registration Statement on Form 8-A/A (File No. 1-9891) filed with the Commission on March 28, 1994.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Upon the written or oral request of any person to whom a copy of this registration statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this registration statement but not delivered herewith. Requests for such documents should be addressed to:

                               Hadson Corporation
                              Attention: Secretary
                             2777 Stemmons Freeway
                              Dallas, Texas 75207
                                 (214) 640-6800

ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Restated Certificate of Incorporation of the Company (the "Restated Certificate") includes a provision that eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of such person's fiduciary duty as a director except for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of the Company's stock under Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. The Restated Certificate further provides that in the event the DGCL is amended to allow the further elimination or limitation of the personal liability of directors, then the liability of the Company's directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Section 145 of the DGCL permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, provided such person had no reasonable cause to believe that his or her conduct was unlawful.

         The DGCL further permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of their being officers or directors of the corporation. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the director or officer, provided the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests. However, no such person will be indemnified as to matters for which such person is found to be liable to the corporation unless, and only to the extent that, indemnification is ordered by a court.

         The Restated Certificate provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. In addition, the Company has entered into an indemnity agreement (the "Indemnity Agreement") with one of its officers providing for indemnification of such person in such person's capacity as an officer of the Company and as an officer or director of any corporation or other enterprise of which such person is serving as such at the request of the Company or an affiliate of the Company (as defined in the Indemnity Agreement), in the interest of such entities or for the convenience of such entities. The Indemnity Agreement, among other things, provides for indemnification for expenses actually and reasonably incurred in connection with the investigation, defense or appeal of an action, proceeding or suit where the person indemnified maintained certain standards of due care in the performance of such person's duties; prohibits indemnification of deceased individuals where a court of competent jurisdiction has determined that such person defrauded, stole or converted to such person's personal use and benefit business or properties of the Company or such other corporation or enterprise or was guilty of gross negligence or willful misconduct of a culpable nature with respect to the Company or such other corporation or enterprise; provides, under certain circumstances, for partial indemnification; and provides for advance payments of judgments, fines or amounts paid in settlement of actions, suits and proceedings covered by the Indemnity Agreement.

         Delaware corporations also are authorized to obtain insurance to protect directors and officers from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors' and officers' liability insurance policy providing aggregate coverage in the amount of $10 million.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. The restricted securities to be reoffered or resold hereby were acquired by certain directors of the Company pursuant to the Equity Incentive Plan and the Chairmanship Fee Plan in transactions not involving a public offering that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

ITEM 8.  EXHIBITS.  The following exhibits are filed herewith:

     Exhibit
     Number                            Description
     ------                            -----------
       4.1 Restated Certificate of Incorporation of the Company (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-3, File No. 33-51373, and incorporated herein by reference)

       4.2 Certificate of Amendment to Restated Certificate of Incorporation of the Company

       4.3        Amended  and  Restated Bylaws  of  the  Company (filed  as
                  Exhibit 4.2 to the Company's Registration Statement on Form S-3, File No. 33-51373, and incorporated herein by reference)

       4.4 Specimen certificate of the Common Stock of the Company (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-3, File No. 33-51373, and incorporated herein by reference)

       5.1 Opinion of Vinson & Elkins L.L.P. with respect to the legality of the shares of Common Stock registered hereby

      23.1        Consent of Price Waterhouse

      23.2 Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

      24.1        Power of Attorney

      99.1 Hadson Corporation 1992 Equity Incentive Plan as amended and restated as of March 9, 1994

      99.2        Hadson Corporation Chairmanship Fee Plan

      99.3        Reoffer Prospectus

ITEM 9.  UNDERTAKINGS.

         (1)     The undersigned registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(a)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 30th day of November, 1994.

                                              HADSON CORPORATION


                                              By:  /s/    ROBERT P. CAPPS
                                                  ______________________________
                                                          Robert P. Capps
                                                 Executive Vice President, Chief
                                                 Financial Officer and Treasurer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                    Title                            Date
           /s/ GREG G. JENKINS                 President, Chief Executive Officer
        _____________________________          and Director                               November 30, 1994
               Greg G. Jenkins                 (Principal Executive Officer)


          /s/  ROBERT P. CAPPS                 Executive Vice President, Chief
        _____________________________          Financial Officer and Treasurer            November 30, 1994
               Robert P. Capps                 (Principal Financial Officer)


          /s/ RICHARD N. COFFMAN               Controller
        _____________________________          (Principal Accounting Officer)             November 30, 1994
              Richard N. Coffman



                 J.E. CANNON*                  Chairman of the Board of Directors
        _____________________________                                                     November 30, 1994
                 J.E. Cannon


              J. MICHAEL ADCOCK*               Director
        _____________________________                                                     November 30, 1994
              J. Michael Adcock


                 R.A. WALKER*                  Director
         _____________________________                                                    November 30, 1994
                 R.A. Walker


              J. FRANK HAASBEEK*               Director
        _____________________________                                                     November 30, 1994
              J. Frank Haasbeek


               JAMES L. PAYNE*                 Director
        _____________________________                                                     November 30, 1994
                James L. Payne

             MICHAEL J. ROSINSKI*              Director
        _____________________________                                                     November 30, 1994
             Michael J. Rosinski

                  Signature                              Title                                Date
                B.M. THOMPSON*                 Director                                   November 30, 1994
          ___________________________
                B.M. Thompson




*By /s/  Robert P. Capps
    ___________________________
         Robert P. Capps
         Attorney-in-Fact

                                 EXHIBIT INDEX


     Exhibit
     Number                     Description
     ------                     -----------
       4.1        Restated  Certificate of  Incorporation  of the  Company
                  (filed  as Exhibit  4.1  to the Company's Registration
                  Statement on Form S-3,  File No. 33-51373, and incorporated herein by reference)

       4.2        Certificate of Amendment to Restated Certificate of
                  Incorporation of the Company

       4.3        Amended  and  Restated Bylaws  of the  Company  (filed as
                  Exhibit  4.2 to  the Company's Registration  Statement on
                  Form S-3, File No. 33-51373, and incorporated herein by reference)

       4.4        Specimen certificate  of the Common  Stock of the  Company
                  (filed  as Exhibit 4.3 to  the Company's Registration
                  Statement on Form S-3, File No. 33-51373, and incorporated herein by reference)

       5.1 Opinion of Vinson & Elkins L.L.P. with respect to the legality of the shares of Common Stock registered hereby

      23.1        Consent of Price Waterhouse

      23.2 Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

      24.1        Power of Attorney

      99.1 Hadson Corporation 1992 Equity Incentive Plan as amended and restated as of March 9, 1994

      99.2        Hadson Corporation Chairmanship Fee Plan

      99.3        Reoffer Prospectus


